Exhibit 1.1

CRH AMERICA FINANCE, INC.

$1,000,000,000 4.400% Guaranteed Notes due 2031

$1,000,000,000 5.000% Guaranteed Notes due 2036

$500,000,000 5.600% Guaranteed Notes due 2056

UNDERWRITING AGREEMENT

Dated: October 6, 2025

CRH AMERICA FINANCE, INC.

$1,000,000,000 4.400% Guaranteed Notes due 2031

$1,000,000,000 5.000% Guaranteed Notes due 2036

$500,000,000 5.600% Guaranteed Notes due 2056

UNDERWRITING AGREEMENT

October 6, 2025

BofA Securities, Inc.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

Santander US Capital Markets LLC

TD Securities (USA) LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

CRH America Finance, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and CRH plc, a corporation organized under the laws of the Republic of Ireland (the “Guarantor”), confirm their agreement with BofA Securities, Inc. (“BofA”), HSBC Securities (USA) Inc. (“HSBC”), ING Financial Markets LLC (“ING”), Santander US Capital Markets LLC (“Santander), TD Securities (USA) LLC (“TD”), Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof, for whom BofA, HSBC, ING, Santander, TD and Wells Fargo are acting as representatives (in such capacity, the “Representatives”)), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Exhibit A hereto of $1,000,000,000 aggregate principal amount of the Company’s 4.400% Guaranteed Notes due 2031 (the “2031 Securities”), $1,000,000,000 aggregate principal amount of the Company’s 5.000% Guaranteed Notes due 2036 (the “2036 Securities”) and $500,000,000 aggregate principal amount of the Company’s 5.600% Guaranteed Notes due 2056 (the “2056 Securities” and, together with the 2031 Securities and the 2036 Securities, the “Securities”), with the Guarantees (as defined below) of the Guarantor endorsed thereon. The Securities will be issued pursuant to an Indenture dated as of May 21, 2024 (the “Indenture”) between the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). The Securities shall be fully and unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the “Guarantees”) by the Guarantor. As used herein the Securities include the Guarantees appertaining thereto, except where context requires otherwise. Certain terms used in this Underwriting Agreement (the “Agreement”) are defined in Section 14 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated October 6, 2025 relating to the Securities and a related prospectus dated May 10, 2024 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated October 6, 2025 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

The Company and the Guarantor will prepare a listing application (including the documents and information incorporated by reference therein, the “Listing Application”) to NYSE for the Securities to be admitted for listing.

Each of the Company and the Guarantor hereby confirms that it has authorized the use of the Registration Statement, the General Disclosure Package, the Prospectus and any additional written documentation in connection with the offer and sale of Securities by the Underwriters in the manner contemplated by this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. Each of the Company and the Guarantor jointly and severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, except for any representation and warranty that speaks as of a specific date, in which case such representation and warranty is made only as of such date, and agrees with each Underwriter, as follows:

(1) Status as a Well-Known Seasoned Issuer.

(i) (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, each of the Company and the Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Guarantor on such an “automatic shelf registration statement.” Neither the Company nor the Guarantor have received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of an automatic shelf registration statement.

(ii) Any written communication that was an offer relating to the Securities made by the Company or the Guarantor or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(2) Compliance with Registration Requirements. The Company and the Guarantor meet the requirements for use of Form S-3 under the 1933 Act and the Securities at the Closing Time will be duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantor, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on May 10, 2024.

(3) Registration Statement, Prospectus and Disclosure at Time of Sale.

(i) Registration Statement. At the respective times that the Registration Statement and any amendments thereto became effective, at any time subsequent to the filing of the Registration Statement that the Guarantor filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Time, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, subject to sub-section (iv) below.

(ii) Prospectus. At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Time, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, subject to sub-section (iv) below. The Pre-Pricing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

(iii) General Disclosure Package and Issuer Free Writing Prospectus.

As of the Applicable Time and as of each time prior to the Closing Time that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, neither (x) (1) the Pricing Term Sheets (as defined in Section 3(m) below), (2) any other Issuer General Use Free Writing Prospectus, if any, issued at or prior to the Applicable Time and (3) the Pre-Pricing Prospectus as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, if any, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, subject to sub-section (iv) below.

Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that has not been superseded or modified, subject to sub-section (iv) below.

(iv) The representations and warranties in the preceding sub-sections (i), (ii) and (iii) of this Section 1(a)(3) do not apply to statements in or omissions from (y) the Registration Statement, Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6 hereof or (z) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act.

(v) At the respective times that the Registration Statement or any amendment thereto were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, neither the Company nor the Guarantor was and is an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of the Pre-Pricing Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(4) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Registration Statement, the Pre-Pricing Prospectus and Prospectus, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5) Independent Accountants. Deloitte & Touche LLP are independent public accountants with respect to the Guarantor, as required by the 1933 Act and the PCAOB.

(6) Financial Statements. The financial statements of the Guarantor and its consolidated subsidiaries, and the related notes thereto, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects, the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its consolidated cash flows for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 and 1934 Acts and Regulations, as applicable.

(7) No Material Adverse Change in Business. Since the date of the latest audited financial statements of the Guarantor and its consolidated subsidiaries included in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date hereof), there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change in the financial condition, business, operations, or results of operations of the Guarantor and its subsidiaries, taken as a whole otherwise than as set forth, incorporated by reference or contemplated in the General Disclosure Package and the Prospectus; and except as set forth, incorporated by reference or contemplated in the General Disclosure Package and the Prospectus neither the Guarantor nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Guarantor and its subsidiaries taken as a whole.

(8) Good Standing of the Company. Each of the Company and the Guarantor has been duly incorporated and is validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(9) Compliance with Law. The Company, the Guarantor and its subsidiaries are in compliance with any applicable law, regulation, directive, code and order, except where failure to comply with such law, regulation, directive, code or order does not have, or could not reasonably be expected to have, a material adverse effect on the financial condition, business, operations, or results of operations of the Guarantor and its subsidiaries, taken as a whole.

(10) Good Standing of Subsidiaries. Each of the Guarantor’s Significant Subsidiaries (as that term is defined in Regulation S-X under the 1933 Act), if any, has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and all the outstanding shares of capital stock of each Significant Subsidiary of the Guarantor have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of non-United States subsidiaries, for directors’ qualifying shares or as described in the Registration Statement, the General Disclosure Package and the Prospectus) are owned, as the case may be, by the Guarantor, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

(11) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(12) The Securities. The Securities have been duly authorized, and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

(13) The Indenture. The Indenture has been duly authorized, and, at the Closing Time, will have been duly executed and delivered by each of the Company and the Guarantor and assuming due authorization, execution and delivery by the Trustee, when executed, issued and delivered by the Company, the Guarantor and Trustee as contemplated hereby will constitute a valid and legally binding instrument and enforceable against the Company and the Guarantor in accordance with its terms, subject to bankruptcy, examinership, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the 1939 Act.

(14) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(15) Guarantees. The Guarantees have been duly authorized by the Guarantor and, when executed, issued and delivered by the Guarantor as contemplated hereby and by the Indenture, will constitute the valid and binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, examinership, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

(16) Absence of Defaults and Conflicts. The issue and sale of the Securities, the execution and delivery by the Company or the Guarantor, as the case may be, of, and the performance by the Company and the Guarantor of all their obligations under, the Indenture, this Agreement and the Securities will not (x) contravene the provisions of the Memorandum and Articles of Association or similar constituent document of the Company, the Guarantor or any Significant Subsidiary, (y) contravene applicable laws of Ireland or the United States, including any state thereof or the District of Columbia having jurisdiction over the Company, the Guarantor or any Significant Subsidiary except for such contraventions as would not individually or in the aggregate reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole or (z) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any Significant Subsidiary is a party or by which the Company, the Guarantor or any Significant Subsidiary is bound except for such agreements the contravention of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture, except (A) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained by the Company or the Guarantor, as applicable, and are in full force and effect, (B) as may be required under the blue sky (or similar) laws of any jurisdiction in which the Securities are offered or sold and (C) the filing with, and the approval by, NYSE of the Listing Application.

(17) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings to which the Company, the Guarantor or any of its subsidiaries is a party or of which any property of the Company, the Guarantor or any of its subsidiaries is the subject which individually or in the aggregate is likely to have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole.

(18) Investment Company Act. Each of the Company and the Guarantor is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the 1940 Act and the rules and regulations of the Commission thereunder.

(19) Possession of Licenses and Permits. Each of the Guarantor and its Significant Subsidiaries owns, possesses or has obtained all licenses, permits, concessions, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all United States, Irish and other federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, whether in the United States, Ireland or elsewhere, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as described in the Prospectus except where the failure to possess such licenses or authorizations would not reasonably be expected to have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(20) Environmental Laws. To the knowledge of the Guarantor after due inquiry, the Guarantor and its subsidiaries (i) are in compliance with any and all applicable United States, Irish and other federal, state and local laws and regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses or operations and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, earnings, stockholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole.

(21) Interest. All interest on the Securities may, under the current law and regulations applicable in the United States and in Ireland be paid in United States dollars or in a currency which may be converted into United States dollars and that may be freely transferred, in the case of interest paid in Ireland, out of Ireland; except as described in the General Disclosure Package and Prospectus, such interest will not be subject to withholding or other taxes under the laws applicable in Ireland and is otherwise free of any other tax or deduction in Ireland without the necessity of obtaining any consent, approval, authorization, order, license, registration or qualification of any governmental authority or body having jurisdiction over the Company or the Guarantor.

(22) Stamp Tax. No ad valorem stamp duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in Ireland is payable in connection with the issue, sale or delivery of the Securities to the Underwriters, the sale and delivery of the Securities outside Ireland by the Underwriters to third parties or the execution and delivery of any of the Indenture, Securities or this Agreement.

(23) Accounting and Disclosure Controls. The Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Guarantor and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Guarantor’s internal controls.

(24) Absence of Manipulation. Neither the Company nor the Guarantor has taken and neither will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, provided, however, the Company and the Guarantor make no such representation or warranty with respect to actions of any Underwriters or any affiliates or agents of any Underwriters.

(25) No Unlawful Payments. None of the Company, the Guarantor, or any of its subsidiaries, nor, to the knowledge of the Company and the Guarantor, any director, officer, employee of the Company or any of its subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company, the Guarantor, or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Guarantor and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(26) Compliance with Anti-Money Laundering Laws. The operations of the Company, the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company, the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(27) No Conflicts with Sanctions Laws. None of the Company, the Guarantor, or any of its subsidiaries, directors or officers, nor, to the knowledge of the Company or the Guarantor any employees, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority with oversight of the Company, the Guarantor, or any of its subsidiaries (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently the subject or target of Sanctions, nor is the Company, the Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and Crimea (each, a “Sanctioned Country”); and the Company and the Guarantor will not directly or knowingly indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in or with any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company, the Guarantor and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except to the extent that such activity or business was or is lawful under applicable sanctions laws, specific or general license or other permit, exemption or authorization from the applicable governmental authorities (such authorities to include, at all times, applicable governmental authorities in the U.S.).

(28) Offering Materials. Without limitation to the provisions of Section 15 hereof, neither the Company nor the Guarantor has distributed and neither will distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 15).

(b) FSMA. Each of the Underwriters, severally and not jointly, represents and warrants that it has only communicated or caused to be communicated and will only communicate or cause to be communicated in the United Kingdom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Securities. The Company agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, subject to the conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at the relevant purchase price set forth below, the aggregate principal amounts of the 2031 Securities, the 2036 Securities and the 2056 Securities set forth opposite such Underwriter’s name in Exhibit A hereto, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

The purchase price per 2031 Security to be paid shall be an amount equal to 99.444% of the aggregate principal amount of such Securities plus accrued interest, if any, from October 9, 2025 to the Closing Time. The purchase price per 2036 Security to be paid shall be an amount equal to 99.461% of the aggregate principal amount of such Securities plus accrued interest, if any, from October 9, 2025 to the Closing Time. The purchase price per 2056 Security to be paid shall be an amount equal to 99.003% of the aggregate principal amount of such Securities, plus accrued interest, if any, from October 9, 2025 to the Closing Time.

(b) Payment. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than 12:00 P.M. (New York City time), on October 9, 2025 (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as the Representatives and the Company may otherwise agree in writing) (such time and date of payment and delivery being herein called the “Closing Time”). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. TD Securities (USA) LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Delivery of Securities. Payment for the Securities shall be made against delivery to Cede & Co., as nominee of DTC for the respective accounts of one or more of the several Underwriters of the Securities of one or more global notes (each, a “Global Note”) representing such Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company; provided that the Guarantor shall pay such taxes in the event the Company does not. The Global Notes will be made available for inspection by the Representatives at the office of the Trustee (or as otherwise agreed) not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company and the Guarantor jointly and severally covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and notify the Representatives immediately, and confirm the notice in writing, (i) of the receipt of any comments from the Commission to the Registration Statement, General Disclosure Package or the Prospectus, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pre-Pricing Prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information in connection therewith, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (iv) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. Subject to sub-section (e) below and other than as provided for therein, the Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b) Filing of Amendments. The Company and the Guarantor will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to the Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object promptly after reasonably notice thereof. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object promptly after reasonable notice thereof.

(c) Delivery of Registration Statements. The Company and the Guarantor have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d) Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the 1933 and 1934 Acts and Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the

Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the 1933 and 1934 Acts and Regulations, the Company and the Guarantor will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company and the Guarantor will use its best efforts to have such amendment declared or become effective as soon as practicable and the Company and the Guarantor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company and the Guarantor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(e) Blue Sky and Other Qualifications. The Company and the Guarantor will endeavor, in cooperation with the Underwriters, to qualify the Securities for offer and sale, or to obtain an exemption for the Securities to be offered or sold, under the applicable securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company and the Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(h) Restriction on Sale of Securities. During the period beginning on the date hereof and continuing to and including the Closing Time, neither the Company nor the Guarantor will offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company or the Guarantor which mature more than one year after the Closing Time, which are denominated in United States dollars, euros or pounds sterling and which are substantially similar to the Securities, including the filing (or participation in filing) of a registration statement with the Commission in respect of any such debt securities (other than the Securities), or publicly announcing an intention to effect any such transaction, without the prior written consent of the Representatives, which consent will not be unreasonably withheld.

(i) Reporting Requirements. The Company and the Guarantor, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company and the Guarantor will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company or the Guarantor may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

(k) New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Company and the Guarantor will, prior to the Renewal Deadline, if they have not already done so and are eligible to do so, file a new automatic shelf registration statement relating to the Securities, and notify the Representatives when such filing has been made. If the Guarantor is no longer eligible to file an automatic shelf registration statement, the Company and the Guarantor will, prior to the Renewal Deadline, if they have not already done so, file a new registration statement relating to the Securities, and notify the Representatives when such filing has been made and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline and will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new registration statement from and after the time it is filed with the Commission, mutatis mutandis.

(l) DTC. The Company and the Guarantor will use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m) Pricing Term Sheet. The Company will prepare pricing term sheets (the “Pricing Term Sheets”) reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representatives, and shall file each such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to, and as required by, Rule 433; provided that the Company shall furnish the Representatives with copies of any such Pricing Term Sheets a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(n) NYSE Listing. The Company and Guarantor will use their reasonable best efforts to procure the admission of the Securities to listing on NYSE.

SECTION 4. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, each of the Company and the Guarantor, jointly and severally, covenant and agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, or thereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing of the Registration Statement, the Pre-Pricing Prospectus, any Permitted Free Writing Prospectus and the Prospectus (including in each case all exhibits, amendments and supplements thereto) and any costs associated with electronic delivery of any of the foregoing, (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of any state of the United States and such other jurisdiction as agreed by the Representatives and the Company (including reasonable fees of counsel for the Underwriters and their disbursements relating to such registration or qualification, in an amount that is not greater than $25,000), (iv) incurred in connection with, the review, if any, by FINRA of the terms of the sale of the Securities (v) in connection with the listing of the Securities on any stock exchange, (vi) in connection with the printing (including reasonable word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Statement, the Pre-Pricing Prospectus, any Permitted Free Writing Prospectus and the Prospectus and the furnishing to the Underwriters and dealers of copies of the Registration Statement, the Pre-Pricing Prospectus, any Permitted Free Writing Prospectus and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) any expenses incurred by the Company in connection with a “road show” presentation to potential investors and (ix) the cost and charges of any transfer agent.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, the Company and the Guarantor shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 9 hereof, the Company and the Guarantor shall reimburse non-defaulting Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c) Rebate. The Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agree to rebate the Company for $2,625,000 of certain fees and expenses incurred in connection with the offering, such amount to be reflected in the wire payments in respect of the Securities pursuant to Section 2 hereof.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the satisfaction of the following conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company or the Guarantor, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company or the Guarantor of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b) Representations, Warranties and Covenants. The representations and warranties of each of the Company and the Guarantor contained herein shall be true and correct on and as of the date hereof and as of the Closing Time as if made on and as of the Closing Time, and each of the Company and the Guarantor shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(c) No Downgrade. On or after the Applicable Time and prior to the Closing Time, there shall not have occurred written confirmation of (i) any downgrading, (ii) any intended or potential downgrading, (iii) any review for a possible change that does not indicate an improvement, or (iv) any “negative watch”, in the rating accorded any securities of the Company or the Guarantor or guaranteed by the Guarantor by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) of the 1934 Act.

(d) Material Adverse Change. Since the respective dates as of which information is given in the Pre-Pricing Prospectus there shall not have been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the financial condition, business, operations or results of operations of the Guarantor and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to market or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

(e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Time a certificate of each of an executive officer of the Company and the Guarantor, with specific knowledge, respectively, about the Company’s and Guarantor’s financial matters, satisfactory to the Representatives (i) to the effect set forth in Sections 5(b), 5(c) and 5(d) and (ii) to the further effect that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantor, are threatened by the Commission and the Commission has not notified the Company or the Guarantor of any objection to the use of the form of the Registration Statement. The officers signing and delivering such certificates may certify to the best of their knowledge, but shall sign and deliver the certificates solely in their capacities as officers of the Company and the Guarantor, respectively, and not in their individual capacities.

(f) Opinion of United States Counsel for Company. Sullivan & Cromwell LLP, United States counsel for the Company and the Guarantor (“Company Counsel”), shall have furnished to the Representatives their disclosure letter and written opinion, each dated the Closing Time, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit E-1 and Exhibit E-2 hereto.

(g) Opinion of Irish Counsel for Company. Arthur Cox, Irish legal advisors for the Company and the Guarantor, shall have furnished to the Representatives their written opinion, dated the Closing Time, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit F hereto.

(h) Accountant’s Comfort Letter. On the date hereof and on the Closing Time, Deloitte LLP shall have furnished to the Representatives letters, dated such date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(i) Opinion of Counsel for Underwriters. The Representatives shall have received on and as of the Closing Time an opinion and disclosure letter of Davis Polk & Wardwell London LLP, U.S. counsel to the Underwriters, dated as of the Closing Time, with respect to such matters as may be reasonably requested by the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(j) Chief Officer Certificate. At the Closing Time, the Representatives shall have received a written certificate executed by the Chief Executive or Chief Financial Officer of the Guarantor on behalf of the Company and the Guarantor, dated as of the Closing Time, to the effect set forth in Exhibit G hereto.

(k) No Prevention Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l) Indenture. The Indenture shall have been duly executed and delivered by duly authorized officers of the Company, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by duly authorized officers of the Company and the Guarantor and duly authenticated by the Trustee.

(m) Clearance. The Securities shall be eligible for clearance and settlement through DTC.

(n) Additional Documents. At the Closing Time, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

(o) Termination of Agreement. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Time, which termination shall be without liability on the part of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 10, 11, 12, 13, 14, 16, 17, 18 and 19 hereof shall survive any such termination of this Agreement and remain in full force and effect. The Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

SECTION 6. Indemnification. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact in the Registration Statement or part thereof (and any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) or “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters are (i) the names of the Underwriters at the bottom of the front and back cover pages of the Prospectus and (ii) the sixth and seventh paragraphs of text under the caption “Underwriting” on pages S-43 and S-44 of the Prospectus relating to over-allotment, stabilization and penalty bids.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor and their respective directors and officers and each person who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from, respectively, the Company and the Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d). The Company and the Guarantor hereby agree and acknowledge that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in the Registration Statement, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) are (i) the names of the Underwriters at the bottom of the front and back cover pages of the Prospectus and (ii) the sixth and seventh paragraphs of text under the caption “Underwriting” on pages S-43 and S-44 of the Prospectus relating to over-allotment, stabilization and penalty bids.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, but the omission to notify the indemnifying party shall not relieve that indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any notice of any such action shall be given by any Indemnified Person, the Indemnifying Person shall be entitled to participate therein and, to the extent that the Indemnifying Person shall wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and such control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantor, directors, officers and such control persons of the Company and the Guarantor or authorized representatives as shall be designated in writing by the Guarantor.

The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect the settlement or compromise or consent to the entry of any judgment of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

SECTION 7. Contribution. If the indemnification provided for in the first and second paragraphs of Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or such proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the expenses of and amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or such proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the Guarantor and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities (or such proceedings in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by it with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Exhibit A hereto, and not joint.

The remedies provided for in Section 6 and this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in Section 6 and this Section 7 and the representations and warranties of the Company and the Guarantor set forth herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, the Guarantor, their respective officers or directors or any other person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

SECTION 8. Termination of Agreement.

(a) Termination; General. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor if after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of Euronext Dublin, NYSE, NYSE American, the Financial Industry Regulatory Authority, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange, or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or Ireland shall have been declared by either Federal or New York State or Irish authorities, as applicable, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7, 10, 11, 12, 13, 14, 16, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

(c) Expenses Upon Termination. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions hereof, or if for any reason the Company or the Guarantor shall be unable to perform its obligations hereunder or any condition of the Underwriters’ obligations cannot be fulfilled other than due to the termination of this Agreement by or through default of any Underwriters, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably and properly incurred by such Underwriters in connection with this Agreement or the offering of the Securities.

SECTION 9. Default by One or More of the Underwriters. If, at the Closing Time, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Exhibit A hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant hereto be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, at the Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Representatives, the Company and the Guarantor for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company and the Guarantor. In any such case either the Representatives, the Company or the Guarantor shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter hereunder.

SECTION 10. Notice. Any action by the Underwriters hereunder may be taken by the Representatives jointly, and any such action taken by the Representatives jointly shall be binding upon the Underwriters. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the address of the Representatives as set forth in Schedule I hereto; and if to the Company or the Guarantor shall be delivered or sent by mail or facsimile transmission to its address set forth in Schedule I hereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantor and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEROF.

SECTION 13. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 14. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 5:15 PM (New York City time) on October 6, 2025 or such other time as agreed by the Company and the Representatives.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, all of which are listed in Exhibit D-1 hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit D-1(a) hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, as evidenced by its being specified in Exhibit D-1(b) hereto.

“NYSE” means the New York Stock Exchange.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333-279349) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430A,” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in the Pre-Pricing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1933 and 1934 Acts and Regulations” means the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be.

SECTION 15. Permitted Free Writing Prospectuses. The Company and the Guarantor jointly and severally represent, warrant and agree that they have not made and, unless they obtain the prior written consent of the Representatives, will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company, the Guarantor and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Company or the Guarantor, whether or not required to be filed with the Commission; provided that the prior written consent of the Company, the Guarantor and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit D-1 hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantor jointly and severally represent, warrant and agree that they have treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

SECTION 16. Absence of Fiduciary Relationship. The Company and the Guarantor jointly and severally acknowledge and agree that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company or the Guarantor, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company or the Guarantor on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Guarantor following discussions and arms-length negotiations with the Representatives;

(c) they are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) they are aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantor and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) they waive, to the fullest extent permitted by law, any claims they may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Guarantor or any stockholders, employees or creditors of Company or the Guarantor.

SECTION 17. Consent to Jurisdiction. The Guarantor irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Guarantor waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Guarantor hereby designates and appoints CT Corporation System, 28 Liberty Street New York, New York 10005, USA (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Guarantor. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 17 and reasonably satisfactory to the Representatives. If the Process Agent shall cease to act as agent for services of process, the Guarantor shall appoint, without unreasonable delay, another such agent, and notify the Representatives of such appointment. The Guarantor represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Guarantor hereby authorizes and directs the Process Agent to accept such service. The Guarantor further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon such party in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

SECTION 18. Waiver of Jury Trial. The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representatives could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The joint and several obligations of the Company and the Guarantor in respect of any sum due from either of them to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Company and the Guarantor jointly and severally agrees, as a separate obligation and notwithstanding any judgment, to indemnify such Underwriter against such loss.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21. Counterparts. This agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign)), each of which shall be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Guarantor in accordance with its terms.

Very truly yours,

CRH AMERICA FINANCE, INC.

By	/s/ Tim George
Name: Tim George
Title: Authorized Signatory

CRH plc

By	/s/ Anthony Fitzgerald
Name: Anthony Fitzgerald
Title: Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written:

BofA Securities, Inc.

By	/s/ Sandeep Chawla
Managing Director

HSBC Securities (USA) Inc.

By	/s/ Patrice Altongy
Managing Director

ING Financial Markets LLC

By	/s/ Mike Kendrot
Managing Director

By	/s/ Rob Londrigan
Managing Director

Santander US Capital Markets LLC

By	/s/ Richard Zobkiw
Executive Director

TD Securities (USA) LLC

By	/s/ Chandni Joshi
Director

Wells Fargo Securities, LLC

By	/s/ Carolyn Hurley
Managing Director

For themselves and as Representative of the Underwriters named in Exhibit A hereto.

Schedule I

Notice Information

If to a Representative:

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, NY 10036 United States of America

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Tel: +1 (646) 855 0724

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, NY, 10001

United States of America

Email: tmg.americas@us.hsbc.com

Attention: DCM Legal Americas

ING Financial Markets LLC

1133 Avenue of the Americas

New York, NY 10036

United States of America

Tel: +1 877 446 4930

Email: US-Bond-Syndicate@ing.com

Attention: Debt Capital Markets

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Fax for notices: 212-407-0930

Email for notices: DCMAmericas@santander.us

Attention: Debt Capital Markets

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

United States of America

Attention: DCM – Transaction Advisory

Email: ustransactionadvisory@tdsecurities.com

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

United States of America

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

If to the Company or the Guarantor:

CRH America Finance, Inc.

900 Ashwood Parkway, Suite 600

Atlanta, Georgia 30338

United States of America

Tel. No.: + 1 770 804 3363

Attention: Nancy Buese

CRH plc

Stonemason’s Way

Rathfarnham

Dublin 16

D16 KH51

Ireland

Attention: Nancy Buese

Tel. No. + 353 1 404 1000

EXHIBIT A

Name of Underwriter	Principal Amount of 2031 Securities	Principal Amount of 2036 Securities	Principal Amount of 2056 Securities
BofA Securities, Inc.	$141,667,000	$141,667,000	$70,833,000
HSBC Securities (USA) Inc.	$141,667,000	$141,667,000	$70,833,000
ING Financial Markets LLC	$141,667,000	$141,666,000	$70,833,000
Santander US Capital Markets LLC	$141,667,000	$141,666,000	$70,834,000
TD Securities (USA) LLC	$141,666,000	$141,667,000	$70,834,000
Wells Fargo Securities, LLC	$141,666,000	$141,667,000	$70,833,000
Danske Markets Inc.	$67,500,000	$67,500,000	$33,750,000
UniCredit Capital Markets LLC	$67,500,000	$67,500,000	$33,750,000
Independence Point Securities LLC	$15,000,000	$15,000,000	$7,500,000

Total	$1,000,000,000	$1,000,000,000	$500,000,000

A-1

EXHIBIT B

[Reserved]

B-1

EXHIBIT C

FORM OF PRICING TERM SHEET

Filed Pursuant to Rule 433

Registration No. 333-279349

October 6, 2025

CRH AMERICA FINANCE, INC.

Pricing Term Sheet

$1,000,000,000 4.400% Guaranteed Notes due 2031

Fully and unconditionally guaranteed by

CRH plc

Issuer:	CRH America Finance, Inc.

Guarantor:	CRH plc

Guarantor Ratings and Outlooks (Moody’s / S&P / Fitch)*:	Baa1 (Stable) / BBB+ (Stable) / BBB+ (Stable)

Expected Issue Ratings: (Moody’s / S&P)*:	Baa1 / BBB+

Security Type:	Senior Unsecured Guaranteed Notes

Pricing Date:	October 6, 2025

Expected Settlement Date**:	October 9, 2025 (T+3)

Maturity Date:	February 9, 2031

Interest Payment Dates:	February 9 and August 9, beginning February 9, 2026 (short first coupon)

Interest Record Dates:	January 25 and July 25

Principal Amount:	$1,000,000,000

Benchmark:	UST 3.625% due September 30, 2030

Benchmark Price / Yield:	99-143⁄4 / 3.745%

Spread to Benchmark:	+70 bps

Yield to Maturity:	4.445%

Coupon:	4.400%

Public Offering Price:	99.794%

Optional Redemption:	Make Whole Call with T+15 bps; par call 1 month prior to maturity

Change of Control:	101%

CUSIP / ISIN:	12636YAH5 / US12636YAH53

Anticipated Listing:	New York Stock Exchange

Joint Book-Running Managers:	BofA Securities, Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, Santander US Capital Markets LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC

Bookrunners:	Danske Markets Inc., UniCredit Capital Markets LLC

Co-manager:	Independence Point Securities LLC

CRH AMERICA FINANCE, INC.

Pricing Term Sheet

$1,000,000,000 5.000% Guaranteed Notes due 2036

Fully and unconditionally guaranteed by

CRH plc

Issuer:	CRH America Finance, Inc.

Guarantor:	CRH plc

Guarantor Ratings and Outlooks (Moody’s / S&P / Fitch)*:	Baa1 (Stable) / BBB+ (Stable) / BBB+ (Stable)

Expected Issue Ratings: (Moody’s / S&P)*:	Baa1 / BBB+

Security Type:	Senior Unsecured Guaranteed Notes

Pricing Date:	October 6, 2025

Expected Settlement Date**:	October 9, 2025 (T+3)

Maturity Date:	February 9, 2036

Interest Payment Dates:	February 9 and August 9, beginning February 9, 2026 (short first coupon)

Interest Record Dates:	January 25 and July 25

Principal Amount:	$1,000,000,000

Benchmark:	UST 4.250% due August 15, 2035

Benchmark Price / Yield:	100-22+ / 4.162%

Spread to Benchmark:	+85 bps

Yield to Maturity:	5.012%

Coupon:	5.000%

Public Offering Price:	99.911%

Optional Redemption:	Make Whole Call with T+15 bps; par call 3 months prior to maturity

Change of Control:	101%

CUSIP / ISIN:	12636YAJ1 / US12636YAJ10

Anticipated Listing:	New York Stock Exchange

Joint Book-Running Managers:	BofA Securities, Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, Santander US Capital Markets LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC

Bookrunners:	Danske Markets Inc., UniCredit Capital Markets LLC

Co-manager:	Independence Point Securities LLC

CRH AMERICA FINANCE, INC.

Pricing Term Sheet

$500,000,000 5.600% Guaranteed Notes due 2056

Fully and unconditionally guaranteed by

CRH plc

Issuer:	CRH America Finance, Inc.

Guarantor:	CRH plc

Guarantor Ratings and Outlooks (Moody’s / S&P / Fitch)*:	Baa1 (Stable) / BBB+ (Stable) / BBB+ (Stable)

Expected Issue Ratings: (Moody’s / S&P)*:	Baa1 / BBB+

Security Type:	Senior Unsecured Guaranteed Notes

Pricing Date:	October 6, 2025

Expected Settlement Date**:	October 9, 2025 (T+3)

Maturity Date:	February 9, 2056

Interest Payment Dates:	February 9 and August 9, beginning February 9, 2026 (short first coupon)

Interest Record Dates:	January 25 and July 25

Principal Amount:	$500,000,000

Benchmark:	UST 4.750% due May 15, 2055

Benchmark Price / Yield:	99-27+ / 4.759%

Spread to Benchmark:	+85 bps

Yield to Maturity:	5.609%

Coupon:	5.600%

Public Offering Price:	99.878%

Optional Redemption:	Make Whole Call with T+15 bps; par call 6 months prior to maturity

Change of Control:	101%

CUSIP / ISIN:	12636YAK8 / US12636YAK82

Anticipated Listing:	New York Stock Exchange

Joint Book-Running Managers:	BofA Securities, Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, Santander US Capital Markets LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC

Bookrunners:	Danske Markets Inc., UniCredit Capital Markets LLC

Co-manager:	Independence Point Securities LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities prior to the business day prior to settlement may be required, by virtue of the fact that the securities initially will settle in T+3, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, CRH America Finance Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling BofA Securities, Inc. at +1-800-294-1322, HSBC Securities (USA) Inc. at +1-866 811-8049, ING Financial Markets LLC toll-free at +1-877-446-4930, Santander US Capital Markets LLC at +1-855-403-3636, TD Securities (USA) LLC toll-free at +1-855-495-9846 or Wells Fargo Securities, LLC toll-free at +1-800-326-5897.

With respect to the United Kingdom, this announcement is only directed at (i) persons who are outside the United Kingdom, (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iv) other persons to whom it may lawfully be communicated, (all such persons together being referred to as “relevant persons”). Any investment will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such investment will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this announcement or any of its contents.

No PRIIPs or UK PRIIPS key information document (KID) has been prepared as not available to retail investors in EEA or the UK.

EXHIBIT D-1

(a)

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1)	Pricing Term Sheets containing the terms of the Securities, substantially in the form of Exhibit C hereto.

2)	Net Roadshow, in the form previously provided by the Company to and approved by the Representatives

(b)

ISSUER LIMITED USE FREE WRITING PROSPECTUSES

None

EXHIBIT D-2

ROADSHOW SLIDES

EXHIBIT E-1

FORM OF OPINION OF COMPANY COUNSEL

EXHIBIT E-2

FORM OF DISCLOSURE LETTER OF COMPANY COUNSEL

EXHIBIT F

FORM OF IRISH COUNSEL OPINION

EXHIBIT G

CRH PLC

OFFICER’S CERTIFICATE